                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ------------

                                   FORM T-1

                                 ------------


                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                 ------------

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2) [X]

                                 ------------

                                 SUNTRUST BANK
              (Exact name of trustee as specified in its charter)

         303 Peachtree Street           30308                   58-0466330
             30th Floor              (Zip Code)              (I.R.S. employer
           Atlanta, Georgia                                 Identification no.)
        (Address of principal
          executive offices)

                                 ------------

                                  Muriel Shaw
                                 SunTrust Bank
                              25 Park Place, N.E.
                                   24th Floor
                          Atlanta, Georgia 30303-2900
                                 (404) 588-7296
           (Name, address and telephone number of agent for service)


                                  AMVESCAP PLC

                England                                 Not Applicable
    (State or other jurisdiction of            (IRS employer identification no.)
    incorporation or organization)

       11 Devonshire Square                                    Not Applicable
               London                                            (Zip Code)
          EC2M 4YR England
(Address of principal executive offices)


                              5.90% Notes Due 2007
                      (Title of the indenture securities)
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1.   General information.
     -------------------

     Furnish the following information as to the trustee-

          Name and address of each examining or supervising authority to which it is subject.

          Department of Banking and Finance,
          State of Georgia
          Atlanta, Georgia

          Federal Reserve Bank of Atlanta
          104 Marietta Street, N.W.
          Atlanta, Georgia

          Federal Deposit Insurance Corporation
          Washington, D.C.

          Whether it is authorized to exercise corporate trust powers.

          Yes.

2.    Affiliations with Obligor.
      -------------------------

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

3-12 No responses are included for Items 3 through 12. Responses to those ---- Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.   Defaults by the Obligor.
      -----------------------

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      There is not and has not been any default under this indenture.

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      There has not been any such default.

14-15 No responses are included for Items 14 and 15. Responses to those Items ----- are not required because, as provided in General Instruction (b) to Item
       13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

                                       2
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16.  List of Exhibits.
     ----------------

     Listed below are all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

     (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee. (Exhibit 1 to Form T-1, Registration No. 333-72304 filed by Pitney Bowes, Inc.)

     (2) A copy of the certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation)

     (3) A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation)

     (4)  A copy of the by-laws of the trustee.   (Exhibit 4 to Form T-1,
          Registration No. 333-72304 filed by Pitney Bowes, Inc.)

     (5)  Not applicable.

     (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2001.

     (8)  Not applicable.

     (9)  Not applicable.

                                       3
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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 9th day of April, 2002.

                              SUNTRUST BANK

                              By: /s/ Muriel Shaw
                                  -----------------------------
                                      Muriel Shaw
                                      Assistant Vice President

                             EXHIBIT 6 TO FORM T-1

                              CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of up to $300,000,000 of debt securities of AMVESCAP PLC, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              SUNTRUST BANK

                              By:  /s/ Muriel Shaw
                                 ------------------------------
                                       Muriel Shaw
                                       Assistant Vice President

                             EXHIBIT 7 TO FORM T-1

SUNTRUST BANK                                                           FFIEC 03
------------------------                                                  RC-1
Legal title of Bank
                                                                          -----
ATLANTA                                                                     11
------------------------                                                  -----
City

GA              30302
------------------------
State          Zip Code

FDIC Certificate Number-00867

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                          -------------------
                                                                           Dollar Amounts in Thousands    RCFD Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1)..........................................  0081     5,099,096  1.a
     b. Interest-bearing balances(2)...................................................................  0071       194,112  1.b
 2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A).....................................  1754             0  2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)...................................  1773    17,051,421  2.b
 3.  Federal funds sold and securities purchased under agreements to resell............................  1350     2,592,696  3
 4.  Loans and lease financing receivables (from Schedule RC-C):
     a. Loans and leases held for sale.................................................................  5369     4,319,594  4.a
     b. Loans and leases, net of unearned income.....................................  B528  69,195,654                      4.b
     c. LESS: Allowance for loans and lease losses...................................  3123     848,741                      4.c
     d. Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)....................  B529    68,346,913  4.d
 5.  Trading assets (from Schedule RC-D)...............................................................  3545       679,638  5
 6.  Premises and fixed assets (including capitalized leases)..........................................  2145     1,287,866  6
 7.  Other real estate owned (from Schedule RC-M)......................................................  2150        28,733  7
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)..........  2130             0  8
 9.  Customers' liability to this bank on acceptances outstanding......................................  2155        46,697  9
10.  Intangible assets:
     a. Goodwill.......................................................................................  3163       231,651  10.a
     b. Other intangible assets (from Schedule RC-M)...................................................  0426       370,779  10.b
11.  Other assets (from Schedule RC-F).................................................................  2160     2,128,110  11
12.  Total assets (sum of Items 1 through 11)..........................................................  2170   102,377,306  12

---------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.